SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                          SPECIALTY CARE NETWORK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Delaware                               62-1623449
 ----------------------------------------   ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)



            44 Union Boulevard
            Lakewood, Colorado                                    80228
 ----------------------------------------                      ----------
 (Address of principal executive offices)                      (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


        Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     --------------------                     ------------------------------
             None                                          None

        Securities to be registered pursuant to Section 12(g) of the Act:


                                  Common Stock
                                ----------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

The section "Description of Capital Stock--Common Stock," to be included in a form of prospectus which will subsequently be filed by the Registrant pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement.

Item 2. Exhibits.

         3.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-17627) of the Registrant, as amended.)

         3.2      Bylaws of the Registrant (Incorporated by reference to Exhibit
                  3.2 to the Registration Statement on Form S-1 (File No. 333-17627) of the Registrant, as amended.)

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 16, 1997                          SPECIALTY CARE NETWORK, INC.


                                              By:   /s/ Patrick M. Jaeckle
                                                    ---------------------------
                                              Name:   Patrick M. Jaeckle
                                              Title:  Executive Vice President
                                                      of Finance/ Development



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